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                                             Exhibit 24-2


                         CERTIFICATE OF RESOLUTION
                    -------------------------

     Barbara J. LaVerdi, being the Assistant Secretary of Frontier Corporation, does hereby certify that the following resolution was duly passed by the Board of Directors of Frontier Corporation (previously Rochester Telephone Corporation), at a meeting held on September 19, 1994, in the Enterprise Room of Frontier Center, 180 South Clinton Avenue, Rochester, New York and that the same is still in full force and effect.

     RESOLVED: The Board of Directors of Rochester Telephone Corporation (the "Company") hereby authorizes and consents to the sale of the stock of Ontonagon County Telephone Company, including its subsidiaries ("Ontonagon"), currently owned by the Company's wholly-owned subsidiary Rochester Tel Subsidiary Telco, Inc. ("RTSTI") to Mid-South Telecommunications Company, Inc., in a tax-deferred stock distribution whereby the Company will receive not more than $10,000,000 of its common stock (the "Common Stock") at the Closing; and it is

     FURTHER RESOLVED: That the Board of Directors hereby authorizes and empowers the appropriate officers of the Company to re-issue or cause to be re-issued the Common
     Stock in a private placement or a registered public offering, as shall be determined by such officers; and it is

     FURTHER RESOLVED: That if the issuance of the Common Stock is in a public offering, such Common Stock shall be registered on a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), of the
     Common Stock and such registration is in all respects approved; and the appropriate officers of the Company are hereby authorized, in the name and on behalf of the Company, to execute a Registration Statement in such form as the officer or officers executing the same may approve, such
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     execution to be conclusive evidence of such approval, and to execute any and all amendments thereto, including post-effective amendments, as they may deem necessary or desirable; and it is

     FURTHER RESOLVED: That upon the execution of the Registration Statement or any amendments thereto, including any such post-effective amendments, by an officer or officers of the Company, either in person or by a duly authorized attorney-in-fact, the officers of the Company be, and hereby are, authorized to cause the Registration Statement and any amendments thereto, including post-effective amendments, to be filed with the Securities and Exchange Commission (the "Commission") and to execute and file all such instruments, make all such payments and do such other acts and things as, in the opinion of any of them, may be necessary or desirable in order to effect such filing and to comply with the rules and regulations under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and to cause the Registration Statement to become effective and to maintain the Registration Statement in effect for as long as they deem it to be in the best interests of the Company; and it is

     FURTHER RESOLVED: That Helen A. Zamboni is hereby designated and appointed as the agent of the Company for the receipt of notices or communications from the Commission with respect to the Registration Statement, with all the powers set forth in the rules and regulations of the Commission under the Act; and it is

     FURTHER RESOLVED: That the President or the Corporate Vice President - Finance of the Company be, and each of them hereby is, authorized and empowered to execute and deliver, in the name and on behalf of the Company, an Underwriting Agreement (the "Underwriting Agreement"), between the Company and a representative (the "Representative") of the underwriters to be named therein (the "Underwriters"), such
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     Underwriting Agreement to relate to the public offering of the shares of the Company's Common Stock covered by the Registration Statement, in such form as the officer executing such agreement shall approve, such approval to be conclusively evidenced by the execution and delivery thereof; and it is

     FURTHER RESOLVED:  That each of Ronald L. Bittner and Louis
     L. Massaro, acting together, be and hereby are authorized, empowered and directed to determine whether to proceed with the filing of the Registration Statement, to determine the number of authorized shares to be covered by the Registration Statement and sold pursuant to the Underwriting Agreement, the offering price of the offered shares, the underwriting discounts and commissions to be paid in connection with the sale of the offered shares, and such other terms of the offering as they shall determine, and Ronald L. Bittner and Louis L. Massaro, acting together, shall have all the power and authority of the Board of Directors with respect to such terms of the offering, with such approval to be conclusively evidenced by the final prospectus contained in the Registration Statement; and it is

     FURTHER RESOLVED: That each officer and director of the Company who may be required to execute the Registration Statement or any amendment or supplement thereto (whether on behalf of the Company or otherwise), and each of them acting alone, be and hereby are authorized to execute a power of attorney appointing Ronald L. Bittner, Louis L. Massaro and Josephine S. Trubek, and each of them, his or her true and lawful attorneys-in-fact and agents to execute in his/her name, place and stead (or in any such capacity), the Registration Statement and any amendment or supplement thereto, and all instruments requiring execution therewith; and it is

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     FURTHER RESOLVED:  That the appropriate officers of the
     Company, in their capacity as such and in their capacity as officers and directors of Ontonagon and RTSTI, be, and each of them is, authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company, Ontonagon, RTSTI or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions, including but not limited to the negotiating, drafting, executing and filing of all agreements, applications, petitions and filings on behalf of the Company, Ontonagon and RTSTI as they shall deem necessary or advisable and the proper performance of the obligations of the Company under the Underwriting Agreement, the Registration Statement or any other agreement or document referred to herein.


      IN WITNESS WHEREOF, the undersigned hereby so certifies under penalties of perjury, this 20th day of February, 1995.


                                  /s/Barbara J. LaVerdi
                                 -------------------------------
                                  Barbara J. LaVerdi
                                  Assistant Secretary